Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "BUTTE HIGHLANDS MINING COMPANY", CHANGING ITS NAME FROM "BUTTE HIGHLANDS MINING COMPANY" TO "IRONCLAD ENCRYPTION CORPORATION", FILED IN THIS OFFICE ON THE NINTH DAY OF JANUARY, A.D. 2017, AT 4:34 O`CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

Jeffrey W. Bullock, Secretary of State

258921 8100
SR# 20170130394

Authentication: 201846499
Date: 01-10-17

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of BUTTE HIGHLANDS MINING COMPANY, a resolution was duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable. The resolution setting forth the proposed amendment is as follows:

RESOLVED: That the Certificate of Incorporation of this corporation is amended by changing Article 1 so that, as amended, said Article shall be and read as follows:

ARTICLE 1
Name of Corporation

The name of this corporation is
IRONCLAD ENCRYPTION CORPORATION

SECOND: In accordance with Section 242(b)(1) of the General Corporation Law of the State of Delaware, the vote of the corporation's shareholders is not required to change the name of the corporation.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 9th day of January, 2017.

By: ______________________
James D. McGraw, President

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:34 PM 01/09/2017
FILED 04:34 PM 01/09/2017
SR 20170130394 - File Number 258921